Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Lynn Wentworth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Russ Zukowski (770) 953-7620
(770) 953-7505

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES PRELIMINARY FOURTH-QUARTER RESULTS

ATLANTA — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, expects to report a fourth-quarter net loss in the range of $1.07 to $1.15 per fully diluted share and revenue of approximately $778 million. These results include the impact of previously announced severance, headquarters consolidation and inventory rationalization initiatives, as discussed below, and are based on the Company’s preliminary unaudited results for the fourth-quarter ended December 29, 2007. Gross profit margin for the quarter is expected to be approximately 8.4% compared with 9.8% for the same period a year ago, when the Company reported a net loss of $0.19 per fully diluted share on revenue of $940 million.

The Company’s preliminary results for the fourth-quarter reflect the ongoing correction in the housing market and were impacted further by several previously announced factors, including:

•	an after-tax charge of approximately $7.0 million, or approximately $0.23 per share, related to the consolidation of the Company’s leased Atlanta corporate headquarters and sales center into one building from two buildings (approximately $0.2 million of this charge relates to moving expenses during the fourth-quarter requiring cash expenditures and the remainder of the charge is non-cash);

•	an after-tax charge of approximately $3.4 million, or approximately $0.11 per share, associated with severance and outplacement costs resulting from the Company’s reduction in force during the fourth-quarter; and

•	the Company’s stock keeping unit (“SKU”) rationalization initiative, whereby it discontinued certain underperforming SKUs and aggressively sold its inventory in these SKUs during the fourth-quarter. The Company estimates the SKU rationalization initiative negatively impacted its gross profit margin by approximately 130 basis points and earnings per share by approximately $0.20 for the fourth-quarter.

“During the quarter we took a number of actions to adjust our cost structure to the current business climate,” said Stephen Macadam, chief executive officer. “We continued to diligently manage costs and working capital in this housing downturn and generated cash from operations during the fourth-quarter. Additionally, the Company ended the year with over $220 million in excess availability on its revolving credit facility. I remain confident that we will continue to execute on our strategy throughout this cyclical downturn and grow our company as a leading national distributor of specialty building products.”

Fourth-Quarter Conference Call

BlueLinx will report financial results for the fourth-quarter before the market opens on February 12, 2008, and host a conference call at 10:00 a.m. Eastern Time on that day. Details about the conference call will be provided approximately two weeks prior to the call.

About BlueLinx Holdings Inc.

Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,800 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 70 warehouses. BlueLinx which is on the Fortune 500 list of the nation’s largest companies, is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.